UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2015 Base Salaries and Target Bonus Opportunities

On July 21, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of NeoPhotonics Corporation (the “Company”) approved increased base salaries (effective as of July 1, 2015) and updated target bonus opportunities for 2015 for the Company’s “named executive officers” in the amounts set forth below.

Named Executive Officer	Adjusted Base Salary		2015 Target Bonus Percentage(1)
Timothy S. Jenks, President and Chief Executive Officer	$475,000		100%
Clyde R. Wallin, Senior Vice President and Chief Financial Officer	$310,000		55%
Dr. Raymond Cheung, Senior Vice President and Chief Operating Officer	$370,000	(2)	55%
Dr. Wupen Yuen, Senior Vice President and General Manager	$295,000		55%
Benjamin L. Sitler, Senior Vice President of Global Sales	$280,000		55%

___________________

(1)	Target bonuses percentages are expressed as a percentage of 2015 base salary.
(2)	The Base Salary is calculated in U.S. dollars at the applicable exchange rate. Dr. Cheung’s actual salary will be paid in Chinese RMB.

Each target bonus opportunity was established in connection with the Company’s 2015 executive officer bonus program, as previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 1, 2015.  It is expected that, in the first quarter of 2016, the Compensation Committee will review the Company’s fiscal year 2015 corporate performance, as well as applicable individual performance, to determine any actual bonus awards.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer

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